Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	5,751,414(2)	$3.88(3)	$22,315,486.32	0.0000927	$2,068.65
Total Offering Amounts					$22,315,486.32		$2,068.65
Total Fee Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$2,068.65

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) of Poseida Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), and the Registrant’s 2022 Inducement Plan (the “2022 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents (i) 3,126,179 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2022, pursuant to an “evergreen” provision contained in the 2020 Plan, (ii) 625,235 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 ESPP on January 1, 2022, pursuant to an “evergreen” provision contained in the 2020 ESPP, and (iii) 2,000,000 shares of Common Stock reserved for issuance pursuant to stock awards that may be granted under the 2022 Inducement Plan as inducement grants under Nasdaq Listing Rule 5635(c)(4).

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on February 14, 2022, which date is within five business days prior to the filing of this Registration Statement.

(4)	The Registrant does not have any fee offsets.